As filed with the Securities and Exchange Commission on November 22, 1996.



Registration No.  333-_____




                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ____________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                             ____________________

                         SUMMIT MEDICAL SYSTEMS, INC.
                         ----------------------------
            (Exact name of registrant as specified in its charter)



           Minnesota                                    41-1545493
           ---------                                    ----------
(State or other jurisdiction of            (I.R.S.  Employer Identification No.)
incorporation or organization)



                              One Carlson Parkway
                         Minneapolis, Minnesota 55447
                         ----------------------------
              (Address of principal executive offices) (Zip code)


                            1993 STOCK OPTION PLAN
                                      OF
                         SUMMIT MEDICAL SYSTEMS, INC.
                         ----------------------------
                             (Full title of plan)
                            ______________________


     Anthony W. Rees, Vice President, Finance and Chief Financial Officer
                              One Carlson Parkway
                        Minneapolis, Minnesota   55447
                    (Name and address of agent for service)
                                (612) 473-3250
                                --------------
         (Telephone number, including area code, of agent for service)

                             ____________________

  Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.



                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                Proposed                     Proposed
    Title of each class                                     Maximum Offering                 Maximum
    of Securities to be             Amount to be                 Price                  Aggregate Offering            Amount of
        registered                   registered               per Unit (1)                  Price (1)              Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
       Common Stock
     ($.01 par value)                1,300,000                     $7                       $9,100,000                 $2,757.58

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock as reported by Nasdaq on November 18, 1996.

                                   PART II.
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Additional Shares; Incorporation by Reference. This Registration Statement is executed solely for the purpose of registering 1,300,000 additional shares of Common Stock of Summit Medical Systems, Inc. (the "Company") to be offered pursuant to the terms of the Company's 1993 Stock Option Plan. The Company's previous Registration Statement on Form S-8, dated December 28, 1995 (File No. 33-80927), is effective, relates to the Company's 1993 Stock Option Plan and, pursuant to General Instruction E, is hereby incorporated by reference.


Item 8.   Exhibits.
          --------


                5      Opinion of Dorsey & Whitney LLP regarding legality

                23.1   Consent of Ernst & Young LLP, independent auditors

                23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)

                24.1   Power of Attorney executed by Edward F. Sweeney

                24.2   Power of Attorney executed by John M. Nehra

                24.3   Power of Attorney executed by Dennis H. Powers

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 21st day of November, 1996.

                                       Summit Medical Systems, Inc.


                                      By   /s/ Kevin R. Green
                                         -----------------------------
                                           Kevin R. Green, Chief Executive
                                           Officer and President

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated:



Signature                    Title
---------                    -----


  /s/ Kevin R. Green
-------------------------
Kevin R. Green               President, Chief Executive
                             Officer and Director
                             (Principal Executive Officer)

  /s/ Anthony W. Rees
-------------------------
Anthony W. Rees              Vice President, Finance and
                             Chief Financial Officer
                             (Principal Financial and
                             Accounting Officer)

Edward F. Sweeney            Chairman, Board of      )
                             Directors               )
                                                     )  By: /s/ Anthony W. Rees
                                                     )     ---------------------
Dennis H. Powers             Director                )      as Attorney-In-Fact
                                                     )
John M. Nehra                Director                )  Dated: November 21, 1996
                                                     )
                                                     )

                                 EXHIBIT INDEX
                                 -------------


Exhibit                                                                     Page
-------                                                                     ----


5         Opinion of Dorsey & Whitney LLP regarding legality

23.1      Consent of Ernst & Young LLP, independent auditors

23.2      Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)

24.1      Power of Attorney executed by Edward F. Sweeney

24.2      Power of Attorney executed by John M. Nehra

24.3      Power of Attorney executed by Dennis H. Powers